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                                   EXHIBIT 15


                   GOTHIC ENERGY CORPORATION AND SUBSIDIARIES
            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC  20549

      Re: GOTHIC ENERGY CORPORATION AND SUBSIDIARIES
          REGISTRATION ON FORM S-3/A

Gentlemen:

        We are aware that our report dated May 13, 1997 on our review of the interim financial information of Gothic Energy Corporation for the period ended March 31,1997 is incorporated by reference in the Company's Registration Statement on Form S-3/A (File No. 333-23239). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                       COOPERS & LYBRAND, L.L.P.



Tulsa, Oklahoma
June 6, 1997